Exhibit 16.0


  February 21, 2003


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

We have read the statements made by American United Global, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 15, 2003. We agree with the statements concerning our Firm in such Form 8-K.


 Very truly yours,



/s/PricewaterhouseCoopers LLP
   Portland, Oregon